EXHIBIT 10.1
SECOND ADDENDUM
TO
SECURITIES PURCHASE AGREEMENT

Addendum dated as of March 17, 2008 to Securities Purchase Agreement dated March 31, 20081  by and among George Foreman Enterprises, Inc., a Delaware corporation (the “Company”) and the Buyers set forth on the signature pages affixed to the Securities Purchase Agreement (individually a “Buyer” or collectively “Buyers”). Capitalized terms used herein shall have the meaning given to them in the Securities Purchase Agreement.

1. Section 1(b) of the Securities Purchase Agreement is amended to read as follows:

“(b) Closing Dates. The closings of the purchase and sale of the Convertible Notes (the “Closings”) shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022 or such other place as is mutually agreed to by the Company and the Buyers on or before March 31, 2008 subject to notification of satisfaction of the conditions of the Closings set forth herein (or such later date as is mutually agreed to by the Company and the Buyers).”

2. In the event of any conflict between the provision of this Addendum and the provisions of the Securities Purchase Agreement, the provisions of this Addendum shall control. Otherwise, the provisions of the Securities Purchase Agreement shall remain in full force and effect.

COMPANY:

GEORGE FOREMAN ENTERPRISES, INC.

By:
Name: Title:

BUYER:

If an entity: Print Name of Entity:

By:
Name: Title:

If an individual:

Print Name:

Signature:

1 Will reflect the Closing Date. Not to be completed by Buyer.